Exhibit 10.5

                              EMPLOYMENT AGREEMENT

      AGREEMENT, dated as of the 1st day of January 2002 by and between INTERNATIONAL DISPENSING CORPORATION, a Delaware corporation, with offices at 1111 Benfield Boulevard, Suite 230, Millersville, Maryland 21108 (the "Company"), and GARY ALLANSON, an individual residing at 239 Longpoint Road, Crownsville, Maryland 21032 (the "Employee").

                               W I T N E S E T H :
                                - - - - - - - - -

      WHEREAS, the parties desire to enter into this agreement to set forth the terms of the Employee's employment by the Company.

      NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Company and the Employee mutually agree as follows:

      1. EMPLOYMENT AND DUTIES.

            (a) EMPLOYMENT. The Company agrees to employ the Employee, and the Employee agrees to accept employment with the Company, on the terms and conditions hereinafter set forth.

            (b) SCOPE OF DUTIES. The Employee's title shall be President and Chief Executive Officer of the Company. The Employee shall render services solely for the benefit and on behalf of the Company and its subsidiaries as directed by the Board of Directors of the Company. The Board of Directors of the Company shall have the power to determine the general and specific duties to be performed by the Employee and the means and the manner by which those duties shall be performed including, without limitation, that the Employee shall be responsible for overseeing the day to day operations of the Company, developing and executing a strategic plan for the Company and such other areas as the Employee and senior management deem appropriate.

            (c) EXCLUSIVE SERVICE. The Employee shall be required, and does hereby agree, to devote his full working time and attention to the duties imposed upon him under this Agreement. The Employee shall perform his duties in a diligent manner; shall not engage in activities which are or could be detrimental to the existing or future business of the Company; and shall observe and conform to all laws, customs and standards of business ethics and honest business practices.

            (d) PROFESSIONAL STANDARDS. Recognizing and acknowledging that it is essential for the protection and enhancement of the name and business of the Company and the good will pertaining thereto, the Employee shall perform his duties under this Agreement professionally and in accordance with the standards established by the Company from time to time; and the Employee shall not act, and shall refrain from acting, in any manner that could harm or tarnish the name, business or income of the Company or the good will pertaining thereto.

      2. COMPENSATION.

            (a) BASE SALARY. For all services rendered by the Employee during the term of this Agreement, the Company shall pay the Employee a base salary, payable in accordance with the Company's customary payment policies and periods. The base salary for calendar year 2002 shall be $325,000 and the base salary for calendar year 2003 shall be $357,500.

            (b) BONUSES. Company shall pay bonuses to the Employee in accordance with the criteria set forth on Exhibit A hereto.

            (c) STOCK OPTIONS. Subject to the approval by the stockholders at the next annual meeting of stockholders held after this Agreement is executed of an amendment to the Company's 1998 Stock Option Plan (the Plan) to increase the number of shares of Common Stock of the Company which may be issued upon exercise of all options granted under the Plan from 2,500,000 to an amount of shares which will accommodate the issuance of such options to the Employee, on December 5, 2001 the Company granted to the Employee options under the Plan to purchase an aggregate of 1,000,000 shares of the Company's Common Stock. A copy of the option agreement relating to the options referred to in the preceding sentence is attached hereto as Exhibit B. The Employee shall also be eligible for additional awards of stock options under the Plan or otherwise. The granting of said options shall be within the sole discretion of the Board of Directors or the Committee thereof administering the Plan or any other option plan under which options may be granted to the Employee.

            (d) FRINGE BENEFITS.

            (i) During the term of this Agreement, the Company at its sole cost shall provide to the Employee long-term disability insurance and to the Employee and the Employee's family, hospital, major medical and dental insurance.

            (ii) During the term of this Agreement and provided that the Employee is insurable, the Company shall obtain and pay the premiums on a term life insurance policy on the life of the Employee in the amount of $1,500,000, the beneficiary or beneficiaries of which shall be designated by the Employee.

            (iii) The Company may from time to time provide to, or withdraw from, the Employee certain other fringe benefits. Nothing herein shall require the Company to adopt, maintain or continue any such fringe benefit.

            (e) VACATION. During the term of this Agreement, the Employee shall be entitled to a vacation of twenty (20) working days per year, which may be taken all at once or from time to time; PROVIDED, HOWEVER, that (i) the Employee shall schedule such vacation time so as to mitigate the adverse effects to the Company of the Employee's absence; and (ii) the Employee shall give the Company at least thirty (30) days notice of consecutive vacation days in excess of ten (10) to be taken by the Employee at any one time.

      3.    NON-COMPETITION.

            (a) In view of the Employee's knowledge of the trade secrets and other proprietary information relating to the business of the Company and its subsidiaries and their customers and dealers which the Employee has heretofore obtained and is expected to obtain during the term the Employee is employed under this Agreement (the "Employment Period"), and in consideration of the compensation to be received hereunder, the Employee agrees: (i) that he will not during the Employment Period Participate In (as such term hereinafter defined) any other business or organization if such business or organization now is or shall then be competing with or be of a nature similar to the business of the Company or its subsidiaries; and (ii) (A) for a period of one (1) year after the Termination Date (as defined in Section 7) due to a termination of this Agreement for Cause (as defined in Section 8(b)) or (B) for such period as the Company shall continue to pay to the Employee his salary and insurance benefits in accordance with Section 9(c) after a termination of the Employee's employment Without Cause (as defined in Section 8(c)), he will not in any geographic area in which the Company does business as of the Termination Date compete with or be engaged in the same business as, or Participate In any other business or organization which during such period competes with or is engaged in the same business as, the Company or its subsidiaries with respect to any service offered or activity engaged in up to the Termination Date, except that in each case the provisions of this Section 3 will not be deemed breached merely because the Employee owns not more than 2% of the outstanding common stock of a corporation, if, at the time of its acquisition by the Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

            (b) The term "Participate In" shall mean: "directly or indirectly, for his own benefit or for, or through any other person, firm, or corporation, own, manage, operate, control, loan money to (provided, that an investment in debt instruments issued pursuant to an effective registration statement under the Securities Act shall not be deemed to be a loan), or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in."

            (c) During the Employment Period and, in the case of the termination of the Employee's employment for Cause only, for a period of one (1) year after the Termination Date, the Employee will not directly or indirectly:

                  (i) reveal the name of, solicit, use or interfere with, or endeavor to entice away from the Company (or any of its subsidiaries) any of its customers, vendors or employees, or

                  (ii) employ any person who, at any time up to the Termination Date, was an employee of the Company or its subsidiaries without the written consent of the Company.

            (d) The Employee agrees that the provisions of this Section 3 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 3 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

      4. CONFIDENTIAL INFORMATION. All information which the Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period relating to the business of the Company or its subsidiaries or of any of their respective customers or vendors (collectively, the Confidential Information) shall not be published, disclosed, or made accessible by him to any other person, firm or corporation either during or after the Employment Period or used by him except during the Employment Period in the business and for the benefit of the Company without the prior written consent of the Company. The Employee shall return all tangible evidence of such Confidential Information to the Company prior to or at the end of the Employment Period.

      5.    RIGHTS OF THE COMPANY.

            (a) Any interest in copyrights, copyrightable works, developments, discoveries, designs and processes, patents, patent applications, inventions and technological innovations (collectively, "Inventions") which the Employee (i) owns, conceives of or develops, alone or with others, (A) relating to the business of the Company or its subsidiaries or any business in which the Company (or its subsidiaries) contemplates being engaged or (B) which anticipate research or development of the Company or its subsidiaries, or (ii) conceives of or develops utilizing the time, material, facilities or information of the Company or its subsidiaries, in either case during the Employment Period, shall belong to the Company.

            (b) As soon as the Employee owns, conceives of or develops any Invention, the Employee shall immediately communicate such fact in writing to the Board of Directors of the Company. Upon the request of the Company, the Employee shall, without further compensation but at the Company's expense (subject to clause (i) below) execute all such assignments and other documents (including applications for trademarks, copyrights and patents and assignments thereof) and take all such other action as the Company may reasonably request, including obtaining spousal consents or waivers, (i) to vest in the Company all right, title and interest of the Employee in and to such Inventions, free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances (the Employee to take such action, at his expense, as is necessary to remove all such liens) and (ii) if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefore in any and all jurisdictions in and outside the United States in the name of the Company or in such other name(s) as the Company shall determine.

      6. INSURANCE. The Employee agrees to submit to such medical examinations as may be reasonably required by the Company to enable the Company to obtain the disability insurance policy referred to in Section 2(d)(i) and the term life insurance policy referred to in Section 2(d)(ii) and, at its option, key man life insurance on the life of the Employee in such amount and with such insurer as the Company may determine in its sole discretion.

      7. EMPLOYMENT PERIOD. (a) Unless extended in accordance with Section 7(b), the Employment Period shall commence on the date of this Agreement and shall continue for a term ending on December 31, 2003:

            (b) The term of this Agreement shall be automatically extended until December 31, 2004 if prior to April 1, 2003 neither party shall have given written notice to the other of its decision to terminate this Agreement as of December 31, 2003 (or such earlier date as this Agreement may be terminated in accordance with its terms). If the term of this Agreement is extended to December 31, 2004, the Employee shall be paid a base salary of $393,250 for calendar year 2004.

            (c) Notwithstanding Sections 7(a) and 7(b), the term of this Agreement shall end on the date on which any of the following events occur (the date the term of this Agreement ends as a result of the expiration of the term as provided in Sections 7(a) or 7(b) or the occurrence of the events set forth below is referred to as the Termination Date);

            (i) the death of the Employee;

            (ii) the voluntary resignation of the Employee;

            (iii) the termination by the Board of Directors of the Employee's employment for Disability (as hereinafter defined);

            (iv) the termination by the Board of Directors of the Employee's employment for Cause (as hereinafter defined); or

            (v) the termination by the Board of Directors of the Employee's employment Without Cause (as hereinafter defined).

      8.    DEFINITIONS RELATING TO TERMINATION

            (a) DISABILITY

                  The term "Disability" shall mean any physical or mental condition of the Employee which, in the reasonable discretion of the Board of Directors, after consultation with the Employee's physician, materially impairs the Employee's ability to render the services to be performed by him hereunder for a period of 90 consecutive days or for at least 120 days in any consecutive 180 day period.

            (b) CAUSE

                  The term "Cause" shall mean the good faith finding by the Board of Directors of the Company upon resolution adopted by it of the existence of any one of the following:

            (i) The Employee's failure or refusal to perform specific written directives consistent with his duties and responsibilities as set forth in Section 1 hereof, which lack of performance is not cured within 15 days after written notice thereof or 30 days if at the 15th day and thereafter the Employee is diligently attempting to cure;

            (ii) Excessive use of alcohol or the use of illegal drugs, interfering with performance of the Employee's obligations under this Agreement;

            (iii) Conviction of a felony or of any crime involving moral turpitude or fraud;

            (iv) The commission by the Employee of an act of embezzlement or other similar act;

            (v) The commission by the Employee of any willful or intentional act which the Employee reasonably should have contemplated would have the effect of injuring the reputation, financial condition, business or business relationships of the Company and/or the Employee; or

            (vi) Any material breach (not covered by any of the clauses (i) through (v) hereof) of any of the provisions of this Agreement, if such breach is not cured within 30 days after written notice thereof to by the Board of Directors.

If the Employee terminates his employment with the Company other than for Good Reason (as hereinafter defined), the cessation of employment will be treated as a termination for Cause.

            (c) WITHOUT CAUSE

                  The term "Without Cause" shall mean a determination of the Board of Directors to terminate the Employee for any reason other than death, Disability or Cause.

            (d) GOOD REASON

                  The term "Good Reason" shall mean (i) any removal of the Employee while he is employed hereunder from his position as an officer of the Company, except in connection with termination or suspension of the Employee's employment for death, Disability or Cause, (ii) a breach by the Company of any material provision of this Agreement or (iii) the voluntary resignation of the Employee within 90 days after the occurrence of a Change of Control (as defined in Section 8(e)).

            (e) CHANGE OF CONTROL.

            A "Change of Control" shall be deemed to have occurred if:

            (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1994, as amended (the "Exchange Act") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

            (ii) there shall cease to be a majority of the Board of Directors comprised as follows: individuals who on the date of this Agreement constitute the Board of Directors, the Employee and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at a majority of the directors then still in office who either were directors or whose election or nomination for election was previously so approved; or

            (iii) the stockholders of the Company approve a merger or
                  consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

      9.    EFFECT OF TERMINATION.

            (a) If the Employee's employment is terminated due to the Employee's death, due to the Employee's Disability or for Cause, the Employee or his estate shall be paid his Base Salary, bonus, accrued vacation and other benefits hereunder through the Termination Date.

            (b) If the Employee terminates his employment by voluntarily resigning for Good Reason, the Employee shall be paid his Base Salary, bonus, accrued vacation and other benefits through the date which is 180 days after the Termination Date.

            (c) If the Employee's employment is terminated Without Cause, the Company shall until the end of the term of this Agreement then in effect (either December 31, 2003 or December 31, 2004) continue to (i) pay the Employee his salary and (ii) provide the Employee and the Employee's family, hospital, major medical and dental insurance equivalent to the insurance provided on the Termination Date and continue to provide the Employee a long-term disability insurance policy. In addition, the Company shall pay the Employee for all of his accrued unused vacation as of the Termination Date (at a per diem rate based upon the rate of salary being paid to the Employee as of the Termination Date) and until the end of the term of the Agreement then in effect (either December 31, 2003 or December 31, 2004) pay to the Employee bonus payments the Employee might otherwise have received if the Employee had continued to be employed under this Agreement through the end of the term of this Agreement then in effect.

            (d) Irrespective of the basis for the termination of the Employee's employment, all benefits, if any, other than base salary, insurance (as described in Section 9(c)) and rights under stock options, shall cease as of the Termination Date, other than COBRA rights which shall continue to the extent provided thereunder.

      10. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or any breach or termination thereof, shall be settled by arbitration in Baltimore, Maryland in accordance with the laws of the State of Maryland and rules then obtaining of the American Arbitration Association or any successor thereto. Within ten (10) days after a request for arbitration by one party to the other, the Company and the Employee shall each select one arbitrator. Within ten (10) days after the second of such arbitrators has been selected, the two arbitrators thereby selected shall choose a third arbitrator who shall be the Chairman of the panel. If the first two arbitrators selected cannot agree upon a third arbitrator, the American Arbitration Association shall name the third arbitrator. The arbitrators may grant injunctions or other relief in such dispute or controversy. In the arbitration, the parties shall be entitled to pre-hearing discovery. The decision of the arbitrators shall be final, conclusive and binding on the parties to the arbitration. In connection with such arbitration and the enforcement of any award rendered as a result thereof, the parties hereto irrevocably consent to the personal jurisdiction of the federal and state courts located in Baltimore, Maryland, and further consent that any process or notice of motion or other application to the said Courts or judges thereof may be served inside or outside the State of Maryland by registered mail or personal service, provided a time period of at least twenty (20) days for appearance is allowed. Since a breach of the provisions of Sections 3, 4 and 5 may result in irreparable injury to the Company and may not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction issued by the foregoing courts or in the Arbitration proceeding restraining such breach or a threatened breach (and in either case no bond or other security shall be required in connection therewith) and the Employee hereby consents to the issuance of such injunction. This Section 10 shall survive the termination (by expiration or otherwise) of this Agreement.

      11. MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

      12. NOTICES. Any notice or communication to be given hereunder by any party to the other shall be in writing and shall be deemed to have been given when personally delivered or transmitted by facsimile, or three (3) days after the date sent by registered or certified mail, postage prepaid, as follows:

            (a)   if to the Company, addressed to it at:

                  1111 Benfield Boulevard
                  Suite 230
                  Millersville, Maryland 21108
                  Attention: Board of Directors

            with copies to:

                  Shustak Jalil & Heller
                  545 Madison Avenue
                  New York, New York  10022
                  Attn: Jay Weil, Esq.


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

            (b)   if to the Employee, addressed to him at:

                  239 Longpoint Road
                  Crownsville, Maryland 21032

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

      13. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      14. ASSIGNMENT. The Employee may assign his benefits under this Agreement. The Employee's obligations under this Agreement shall not be transferable by assignment or otherwise. The Company may assign its rights and obligations hereunder to any of its subsidiaries or affiliates. The Company will provide notice of such assignment to the Employee.

      15. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

      16. HEADINGS. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      17. JURISDICTION. The validity and interpretation of this Agreement shall be construed in accordance with and be governed by the laws of the State of Maryland.

      18. ATTORNEY'S FEES. If a legal action or other proceeding is brought for enforcement of this Agreement because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred, in addition to any other relief to which they may be entitled.

      19. SEVERABILITY. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such void, voidable or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though the void, voidable or unenforceable provision were not a part hereof.

      20. SURVIVAL. All warranties, representations, indemnities, covenants and other agreements of the parties hereto shall survive the execution, delivery and termination of this Agreement and shall, notwithstanding the execution, delivery and termination of this Agreement, continue in full force and effect.

      21. ACKNOWLEDGMENT. The Employee specifically acknowledges that: the Employee has read and understands all of the terms of this Agreement; in executing this Agreement, the Employee does not rely on any inducements, agreements, promises or representations of the Company or any agent of the Company, other than the terms and conditions specifically set forth in this Agreement; the Employee has had an opportunity to consult with independent counsel with respect to the execution of this Agreement; and that the Employee has made such investigation of the facts pertaining to this Agreement and of all the matters pertaining hereto as he deems necessary.

      22. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

      23. TERMINATION OF ORIGINAL AGREEMENT. The Employment Agreement, dated as of March 15, 1999 between the Employee and the Company, as amended, is hereby terminated.

      IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement on the day and year first above written.

                                        INTERNATIONAL DISPENSING CORPORATION


                                        By: /s/ Edwin Tharp
                                           -------------------------------------
                                           Edwin Tharp
                                           Chief Operating Officer

                                            /s/ Gary Allanson
                                           -------------------------------------
                                           Gary Allanson


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

                                    EXHIBIT A

                  CRITERIA FOR CALCULATING 2002 AND 2003 BONUS

      The following sets forth the parameters for bonus payments that shall be made to Gary Allanson for his services to International Dispensing Corporation (the Company) in 2002 and 2003.

      2002 BONUS

      The bonus shall be calculated and paid not later than January 31, 2003. A maximum of $325,000 shall be paid to Mr. Allanson based upon achievement of the criteria set forth below. Unless in the opinion of the Board, including Mr. Allanson, the cash position of the Company is unexpectedly weak or strong at the time the bonus is to be paid, approximately 50% of any such bonus will be payable in cash with the remainder in newly issued Company Common Stock. If the cash position of the Company at the time the bonus is to be paid is unexpectedly weak, then a greater percentage of the bonus would be paid in newly issued Company Common Stock. Conversely, if the cash position is unexpectedly strong, more than 50% of the bonus will be paid in cash. The value of the issued Common Stock would be the average of the closing bid price of the Common Stock for the last five trading days prior to the date the Board formally declares the bonus. If some, but not all, of the criteria are achieved, then for each item achieved a percentage of the $325,000 maximum bonus set forth in parentheses following the item would be awarded.


            1. The Company generates both approximately $2,500,000 in revenue and $1,000,000 in gross margin in fiscal 2002 (50% of bonus). The criteria shall be deemed satisfied if both revenue and gross margin are within 10% of the stated figure or if actual results for one of the items is at least 20% higher than the target even if actual results for the other is more than 10% less than the target. For purposes of this memorandum, gross margin shall be determined as set forth on Exhibit A hereto.

            2. The Company delivers to Goodwest Industries, Inc. by December 31, 2002 at least 500,000 gravity flow values (15%).

            3. The Company finds another customer or customers during the year to which the Company ships at least an aggregate of 50,000 gravity flow values (10%).

            4. The Company completes the development of the current portion control pump ("PCP") prototype and Fast Click connect system so that the system will successfully pump nacho cheese from a soft-sided package or flexible pouch. A food packaging or food service customer shall validate the technology prior to December 31, 2002 (12.5%).

            5. The Company is able to modify the PCP to successfully meet the product and performance specifications outlined by a potential Food Supplier and/or Package Converter. Such successful modification is validated by such Food Supplier or Package Converter prior to December 31, 2002 (12.5%).

2003 BONUS

      A maximum of $357,500 would be available to Mr. Allanson based on criteria to be discussed by the Board and Mr. Allanson and set forth in an addendum to this Memorandum on or before March 1, 2003.

      BONUS UPON DISABILITY OR TERMINATION WITHOUT CAUSE

      In the event his employment is terminated Without Cause or for Disability (as defined in his employment agreement with the Company) the Company would pay Mr. Allanson a prorated bonus for the year in which his employment is terminated based upon the criteria set forth above.


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

EXHIBIT A.1

                          Determination of Gross Margin

For any period "gross margin" equals the difference between (a) sales and (b) the sum of (i) commissions and (ii) all direct costs of manufacturing. All costs shall be accounted for on an accrual basis.


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

EXHIBIT B

NON-QUALIFIED STOCK OPTION AGREEMENT

OPTIONEE: Gary Allanson

DATE OF GRANT: December 5, 2001

NUMBER OF SHARES: 1,000,000

PRICE: $1.00

EXERCISE PERIOD: From December 5, 2001 to December 4, 2011*

            INTERNATIONAL DISPENSING CORPORATION (the "Corporation"), a Delaware corporation, on the terms and conditions set forth below, hereby on the date of grant shown above grants to the optionee named above an option to purchase in whole or in part the number of shares shown above of the Corporation's common stock, at the price shown above, exercisable during the exercise period shown above (the last day of such period is hereinafter referred to as the "Expiration Date"), except as provided in paragraph 2 hereof.

            1. The option evidenced hereby has been granted pursuant to the Corporation's Amended and Restated 1998 Stock Option Plan (the "Stock Option Plan").

            2. Subject to the rules set forth in the last two sentences of this paragraph, the option evidenced hereby shall terminate upon termination of the optionee's employment by the Corporation or a subsidiary. The term "subsidiary" shall have the meaning set forth in Section 424(f) of the Internal Revenue Code of 1986, as amended. If, prior to the Expiration Date, the optionee dies or if the optionee's employment with the Corporation or any subsidiary is terminated by reason of his permanent disability, then the optionee or the legal representatives of the optionee's estate, or a legatee or legatees of the optionee, shall have the right, for a period ending on the sooner to occur of
(i) the Expiration Date or (ii) 18 months after the date the optionee's employment is terminated by reason of his death or permanent disability, to exercise all or any portion of the option. If the optionee's employment with the Corporation is terminated prior to the Expiration Date for any reason other than the optionee's death or permanent disability, then this option may be exercised for a period of 18 months after the termination of employment to the extent that the optionee could have exercised the option on the date the optionee's employment is terminated for such reason.

            3. This instrument and the rights hereunder are not transferable or assignable except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option may be exercised only by the optionee.

            4. The option evidenced hereby is exercised upon receipt by the Secretary of the Corporation, or other designated person, of a duly executed and completed facsimile of the form for such purpose attached hereto, accompanied by full payment for the number of shares being purchased. Payment of the exercise price may be made in full by (i) certified or bank cashier's check, (ii) cancellation of indebtedness owed by the Corporation to the optionee, (iii) delivery to the Corporation of shares of Common Stock of the Corporation owned by the optionee having a fair market value on the date of exercise equal to the exercise price, (iv) any combination of the foregoing or (v) such other form of payment as may be permitted by the Committee administering the Stock Option Plan.

            5. The Corporation will pay any stock transfer tax in connection with the issuance, transfer or exchange of stock pursuant hereto, but may require deposit or payment of any other tax which the Corporation may be required to withhold or collect.

            6. The price and number of shares subject to the option shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, or similar change in the Corporation's shares. The good faith determination by the Board of Directors of the Corporation of the appropriate adjustment shall be final and conclusive. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Corporation's shares of common stock with stock of another corporation, the Corporation shall be required to replace any outstanding options covered hereby with comparable options to purchase the stock of such other corporation, or will provide for immediate exercisability of the options covered hereby, with all options covered hereby not being exercised within the time period specified by the Board being terminated.

--------
*SUBJECT TO STOCKHOLDER'S APPROVAL OF AN AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF THE CORPORATION'S COMMON STOCK THAT MAY BE ISSUED UPON EXERCISE OF ALL OPTIONS GRANTED UNDER THE STOCK OPTION PLAN.


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

            7. This instrument confers no rights as a stockholder upon the optionee, and an optionee shall have no such rights unless and until the date a certificate representing shares of the Corporation's stock is issued or transferred to such person upon the exercise hereof. Nothing contained herein shall be deemed to give any individual any right to be retained in the employ of the Corporation or any subsidiary.

            8. Enforcement of the terms of this instrument shall be governed by the laws of the State of Delaware. Any action brought hereunder shall be brought in the Federal or State courts located in Maryland, to which jurisdiction both parties hereto submit. Any action hereunder against the optionee may be instituted by registered or certified mail, return receipt requested, to his residence, as indicated on the books of the Corporation.

            IN WITNESS WHEREOF, this instrument has been executed for the Corporation by a duly authorized officer thereof and by the optionee as of the date of grant.

Dated: December 5, 2001


                                        INTERNATIONAL DISPENSING CORPORATION


                                        By: /s/ Frank Carillo
                                           -------------------------------------
                                           Frank Carillo, Secretary


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

FORM FOR EXERCISING INCENTIVE STOCK OPTION

The undersigned hereby exercises the incentive stock option described below.

The name of the optionee to whom such option was granted, the date of grant, and the price at which granted are:

            Optionee:______________________________________________________

            Date of Grant:_________________________________________________

            Price:_________________________________________________________

The number of shares of common stock of the Corporation with respect to which the option is being exercised, stated in terms of shares as of the date of grant and without regard to adjustments, if any, of such number, is:

_____________________________________.

This form is accompanied by full payment for the number of shares being purchased by check in the amount of $________, by shares of common stock of the Corporation owned by the optionee, or such other method of payment which has been accepted and approved by the Board of Directors of the Corporation.

If the optionee is paying the exercise price hereof, in whole or in part, with shares of common stock of the Corporation, please complete the following:

On the date hereof, each share of the Corporation's common stock has a fair market value equal to $_______. Attached to this form are certificates Nos. ________, ________, and registered in the name of the undersigned representing , and shares of the Corporation's common stock together with a stock power duly executed by the optionee with the optionee's signature guaranteed by either (i) a local commercial bank with a New York correspondent bank or (ii) a member firm of a major stock exchange. The undersigned hereby requests that the Corporation transfer to itself ______ shares of common stock represented by the attached certificates in payment of $___________ of the option exercise price. A certificate for the balance of the shares is to be returned to the undersigned.

Date:___________________________        ________________________________________
                                        Signature


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